EXHIBIT 10.3

MONOPAR THERAPEUTICS INC.

2016 Stock Incentive Plan

NONQUALIFIED STOCK OPTION AGREEMENT

THIS NONQUALIFIED STOCK OPTION AGREEMENT (this “Agreement”) is made as of [[grantdate]] (the “Grant Date”) between MONOPAR THERAPEUTICS INC. (the “Company”) and [[firstname]] [[lastname]] (referred to herein as “Participant”). Terms used in this Agreement with initial capital letters without definitions are defined in the Monopar Therapeutics Inc. 2016 Stock Incentive Plan (the “Plan”) and have the same meaning in this Agreement.

The Participant and the Company are entering into this Agreement with the understanding that the options granted hereunder are granted in full satisfaction of any and all prior oral and/or written commitments from the Company, either as Monopar Therapeutics LLC or Monopar Therapeutics Inc., to grant to Participant options to purchase shares of the Company.

1. Option Shares. On the Grant Date, the Company hereby grants to Participant the option (the “Option”) to purchase up to [[sharesgranted]] shares of the Company’s common stock, par value $0.001 per share (the “Shares”), pursuant and subject to the terms of the Plan, a copy of which has been delivered or made available to Participant and is incorporated herein by reference. The Option granted hereby is a Nonqualified Stock Option.

2. Exercise Price. The purchase price per Share upon exercise of the Option is [[grantprice]].

3. Vesting. Subject to the terms of the Plan, the Option shall vest and be exercisable only during the period beginning at the Grant Date and ending 10 years after the Grant Date (the “Grant Expiration Date”). During such period, provided that Participant continues to be a Director, Consultant or Employee of the Company or a Subsidiary, the Option shall vest and become exercisable (i.e., Shares may be purchased) according to the following schedule:

Vesting Start Date: [[vestingstartdate]]

[[allvestsegs]]

The number of Shares, the exercise price thereof and the rights granted under this Agreement are subject to adjustment and modification as provided in the Plan. The total number of Shares referred to in this Section means, at any relevant time, the number of shares stated in Section 1 hereof as such number shall then have been adjusted pursuant to the Plan. Notwithstanding the foregoing, in the event of a Change of Control prior to Participant’s Termination of Directorship, Consultancy or Employment, the Option becomes fully vested and exercisable.

4. Termination of Directorship, Consultancy or Employment.

(a) in cases other than a Change of Control, any portion of the Option that has not vested as of the date of Termination of Directorship, Consultancy or Employment will automatically be canceled and forfeited and Participant shall not be entitled to any further rights in respect thereof; and

(b) Participant will have one (1) year from the date of Termination of Directorship, Consultancy or Employment or until the Grant Expiration Date, whichever period is shorter, to exercise any portion of the Option that is vested and exercisable as of the date of Termination of Directorship, Consultancy or Employment.

5. Method of Exercise and Payment of Price.

(a) Method of Exercise. At any time when all or a portion of the Option is exercisable under the Plan and this Agreement, some or all of the exercisable portion of the Option may be exercised from time to time by written notice to the Company in the form attached as Exhibit A hereto, or such other method of exercise as may be specified by the Company, including without limitation, exercise by electronic means on the website of the Company’s third-party equity plan administrator, which will:

(i) state the number of Shares with respect to which the Option is being exercised; and

(ii) if the Option is being exercised by anyone other than Participant, if not already provided, be accompanied by proof satisfactory to counsel for the Company of the right of such person or persons to exercise the Option under the Plan and all applicable laws and regulations.

(b) Payment of Price. The full exercise price for the portion of the Option being exercised shall be paid to the Company as provided below:

(i) in cash;

(ii) by check or wire transfer (denominated in U.S. Dollars);

(iii) subject to any conditions or limitations established by the Administrator, other Shares which:

(A) have been owned by Participant for more than six months on the date of surrender (unless this condition is waived by the Administrator); and

(B) have a Fair Market Value on the date of surrender equal to or greater than the aggregate exercise price of the Shares as to which said Option shall be exercised (it being agreed that the excess of the Fair Market Value over the aggregate exercise price shall be refunded to Participant in cash);

(iv) subject to any conditions or limitations established by the Administrator, by the Company’s retention of the number of Shares otherwise issuable upon exercise of the Option at least equal to the exercise price (it being agreed that any excess of the Fair Market Value of the retained Shares over the aggregate exercise price shall be refunded to Participant in cash);

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(v) consideration received by the Company under a broker-assisted sale and remittance program acceptable to the Administrator; or

(vi) any combination of the foregoing methods of payment.

6. Transfer. Unless a transfer is approved by the Plan Administrator, which approval may be withheld at the Administrator’s sole discretion, the Option shall be transferable only at Participant’s death, by Participant’s will or pursuant to the laws of descent and distribution. During Participant’s lifetime, the Option may not be exercised by anyone other than Participant or, in the event of Participant’s incapacity, Participant’s legal representative. The terms of this Agreement shall be binding upon the executors, administrators, successors and assigns of Participant.

7. Restrictions on Exercise. The Option is subject to all restrictions in this Agreement and/or in the Plan. As a condition of any exercise of the Option, the Company may require Participant or his or her successor to make any representation and warranty to comply with any applicable law or regulation or to confirm any factual matters reasonably requested by the Company.

8. Privileges of Stock Ownership. Participant shall not have any of the rights of a shareholder with respect to any of the Shares (e.g., the rights to vote and receive dividends) until the Shares are issued to Participant following the exercise of all or part of the Option.

9. Right of Set-Off. By accepting this Option, Participant consents to a deduction from, and set-off against, any amounts owed to Participant by the Company or any Subsidiary from time to time (including, but not limited to, amounts owed to Participant as Board or Committee meeting fees, stipends, etc.) to the extent of the amounts owed to the Company or Subsidiary under this Agreement.

10. Withholding Tax.

(a) Generally. Participant is liable and responsible for all taxes owed in connection with the exercise of the Option, regardless of any action the Company takes with respect to any tax withholding obligations that arise in connection with the Option. The Company does not make any representation or undertaking regarding the tax treatment or the treatment of any tax withholding in connection with the exercise of the Option. The Company does not commit and is under no obligation to structure the Option or the exercise of the Option to reduce or eliminate Participant’s tax liability.

(b) Payment of Withholding Taxes. Concurrently with the payment of the exercise price pursuant to Section 5 hereof, Participant is required to arrange for the satisfaction of the minimum amount of any domestic or foreign tax withholding obligation, whether national, federal, state or local, including any employment tax obligation (the “Tax Withholding Obligation”) in a manner acceptable to the Company. Any manner provided for in Section 5(b) hereof shall be deemed an acceptable manner to satisfy the Tax Withholding Obligation unless otherwise determined by the Company.

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11. Holding Period Requirement. If the Company is subject to the reporting requirements of Section 13 of the Securities and Exchange Act of 1934, then Shares purchased upon exercise of an Option by an Eligible Person who is an officer (as defined in §240.16a‑1 of the Code of Federal Regulations) or a director of the Company may not be sold before at least six months have elapsed from the date the Option was granted.

12. Governing Law/Venue. This Agreement shall be governed by the laws of the State of Delaware, without regard to principles of conflicts of law, except to the extent superseded by the laws of the United States of America. The parties agree and acknowledge that the laws of the State of Delaware bear a substantial relationship to the parties and/or this Agreement and that the Option and benefits granted herein would not be granted without the governance of this Agreement by the laws of the State of Delaware. In addition, all legal actions or proceedings relating to this Agreement shall be brought exclusively in state or federal courts located in the State of Delaware and the parties executing this Agreement hereby consent to the personal jurisdiction of such courts. In the event that it becomes necessary for the Company to institute legal proceedings under this Agreement, Participant shall be responsible to the Company for all costs and reasonable legal fees incurred by the Company with regard to such proceedings. Any provision of this Agreement which is determined by a court of competent jurisdiction to be invalid or unenforceable should be construed or limited in a manner that is valid and enforceable and that comes closest to the business objectives intended by such provision, without invalidating or rendering unenforceable the remaining provisions of this Agreement.

13. Interpretation and Administration. The parties agree that the interpretation of this Agreement shall rest exclusively and completely within the sole discretion of the Administrator. The parties agree to be bound by the decisions of the Administrator with regard to the interpretation of this Agreement and with regard to any and all matters set forth in this Agreement. The Administrator may delegate its functions under this Agreement to an officer of the Company designated by the Administrator (hereinafter the “designee”). In fulfilling its responsibilities hereunder, the Administrator or its designee may rely upon documents, written statements of the parties or such other material as the Administrator or its designee deems appropriate. The parties agree that there is no right to be heard or to appear before the Administrator or its designee and that any decision of the Administrator or its designee relating to this Agreement shall be final and binding unless such decision is arbitrary and capricious.

14. Electronic Delivery and Consent to Electronic Participation. The Company may, in its sole discretion, decide to deliver any documents related to the Option grant hereunder and participation in the Plan or future Options that may be granted under the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company, including the acceptance of option grants and the execution of option agreements through electronic signature.

15. Notices. All notices requests, consents and other communications required or provided hereunder shall be in writing and, if to the Company, shall be delivered or mailed to its principal office, and, if to Participant, shall be delivered either personally or mailed to the address of Participant appearing on the books and records of the Company.

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16. Prompt Acceptance of Agreement. The Option grant evidenced by this Agreement shall, at the discretion of the Administrator, be forfeited if this Agreement is not manually executed and returned to the Company, or electronically executed by Participant by indicating Participant’s acceptance of this Agreement in accordance with the acceptance procedures set forth on the Company’s third-party equity plan administrator’s website, within 90 days of the Grant Date.

17. Entire Agreement. This Agreement, together with the Plan, contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto. In the event of any conflict between the provisions of this Agreement and the Plan, the provisions of the Plan shall control.

18. Amendment. This Agreement may not be modified, supplemented or otherwise amended other than pursuant to a written agreement between Company and Participant.

19. No Third-Party Beneficiary. This Agreement is made for the benefit of the Company and any Subsidiary of which Participant is a Director, Consultant or Employee during the term hereof.

20. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

21. Directorship, Consultancy/At-Will Employment. This Agreement does not constitute a contract of employment or guarantee of employment of Participant for any length of time and nothing in the Plan or this Agreement confers upon Participant any right to continue as a Director, Consultant of, Employee of, or other relationship with, the Company or any Subsidiary, or limit or interfere in any way with the right of the Company or Subsidiary to terminate Participant’s directorship, consultancy or employment any time with or without Cause.

22. No Representations Regarding Tax Consequences. Participant acknowledges and agrees that the Company has made no warranties or representations to Participant with respect to the tax consequences (including, but not limited to, income tax consequences) related to the Option granted under this Agreement, and Participant is in no manner relying on the Company or its representatives for an assessment of such tax consequences. Participant further acknowledges that there may be adverse tax consequences upon disposition of the Shares acquired pursuant to the exercise of the Option and that Participant has been advised that he should consult with his own attorney, accountant and/or tax advisor regarding the consequences thereof. Participant also acknowledges that the Company has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for Participant.

23. Headings. Section and subsection headings contained in this Agreement are inserted for the convenience of reference only. Section and subsection headings shall not be deemed to be a part of this Agreement for any purpose, and they shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

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MONOPAR THERAPEUTICS INC.

By:

Name:

Title:

Attest:

Name:
Title:

Accepted by:

[[SIGNATURE]]
Participant: [[firstname]] [[lastname]]

[[SIGNATURE_DATE]]

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Exhibit A

FORM OF

NOTICE OF EXERCISE

MONOPARTHERAPEUTICS INC.

1000 Skokie Blvd., Ste 350

Wilmette, IL 60091

Attention: Chandler D. Robinson	Date of Exercise:________________

Chandler D. Robinson:

This constitutes notice under my stock option described below (the “Option”) that I hereby exercise my option and elect to purchase the number of shares for the price set forth below.

Type of option (check one):	Incentive [ ]	Nonstatutory [ ]

Stock option dated:	________________

Number of shares as to which option is exercised:	________________

Total exercise price:	$_______________

Cash payment delivered herewith:	$_______________

By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the Monopar Therapeutics Inc. 2016 Stock Incentive Plan, (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option, and (iii) if this exercise relates to an incentive stock option, to notify you in writing within fifteen (15) days after the date of any disposition of any of the shares of Common Stock issued upon exercise of this option that occurs within two (2) years after the date of grant of the Option or within one (1) year after such shares of Common Stock are issued upon exercise of this option.

I hereby make the following certifications and representations with respect to the shares of Common Stock of the Company listed above (the “Shares”), which are being acquired by me for my own account upon exercise of the Option as set forth above:

I acknowledge that I will not be able to resell the Shares for at least ninety days (90) after the stock of the Company becomes publicly traded (i.e., subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934) under Rule 701, or for at least six months from the date the Option was granted, if I am an officer as defined in § 240.16a-1 of the Code of Federal Regulations or a Director of the Company, and that more restrictive conditions apply to affiliates of the Company under Rule 144.

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I further acknowledge that all certificates representing any of the Shares subject to the provisions of the Option shall have endorsed thereon appropriate legends reflecting the foregoing limitations, as well as any legends reflecting restrictions pursuant to the Company’s Certificate of Incorporation, Bylaws and/or applicable securities laws.

I further agree that, if required by the Company (or a representative of the underwriters) in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, I will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Shares or other securities of the Company held by me, for a period of time specified by the underwriter(s) (not to exceed one hundred eighty (180) days) following the effective date of the registration statement of the Company filed under the Securities Act. I further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to my Shares until the end of such period.

Very truly yours,

By:

Name:

*Must be signed by Option holder exactly as name appears on Option Agreement. If signed by a legal representative, executor, or other authorized individual, please set forth the individual’s full title and submit proper evidence of such individual’s authority to sign this Notice of Exercise.

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